Registration No. 333-
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             SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC 20549
               ------------------------------
                          FORM S-8

                   REGISTRATION STATEMENT
                          UNDER THE
                   SECURITIES ACT OF 1933
               ------------------------------
                    WEYERHAEUSER COMPANY
       (Exact Name of Registrant as Specified in Its Charter)

STATE OF WASHINGTON                         91-0470860
(State or Other Jurisdiction of            (IRS Employer
Incorporation or Organization)           Identification No.)


                33663 WEYERHAEUSER WAY SOUTH
                     FEDERAL WAY, WASHINGTON    98003
     (Address of Principal Executive Offices) (Zip Code)

   WEYERHAEUSER COMPANY 401(K) AND PERFORMANCE SHARE PLAN
                  (Full Title of the Plan)
SANDY D. MCDADE                              Copies to:
Secretary                                    ----------
Weyerhaeuser Company                         Neal Sullins
Tacoma, Washington  98477                    Weyerhaeuser Company
(206) 924-5272                               Tacoma, Washington 98477
(Agent For Service)                          (206) 924-3773

               CALCULATION OF REGISTRATION FEE
===============================================================================
                              Proposed     Proposed
    Title of                   Maximum      Maximum
   Securities     Amount      Offering     Aggregate    Amount of
      to be        to be        Price      Offering    Registration
   Registered   Registered    Per Share      Price         Fee
-------------------------------------------------------------------------------
Weyerhaeuser       50,000 2    $43.32 3   $2,165,750 4      $747
Company Shares,
par value $1.25 per
share 1
===============================================================================
   ------------------------
   1 In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
   2 Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.
   3 The price per share is estimated to be $43.32 based on the average of the high ($43.75) and low ($42.88) for the common stock as reported on the New York Stock Exchange on March 6, 1996.
   4 Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457 under the Securities Act of 1933, as amended.

                          Part II:
     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated herein by reference:

     (a) The Registrant's Annual report on Form 10-K for the fiscal year end December 25, 1994.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-K referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in a registration statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     All annual reports on Form 11-K filed after the date hereof by the Registrant's 401(k) and Performance Share Plan pursuant to Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Not Applicable.

Item 5.  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's By-laws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer or employee of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the Business Corporation Act of the State of Washington (the "Act"), and any other applicable law, as from time to time in effect.
Section 23B.08.510 of the Act, as amended, authorizes a court to award, or a corporation to grant, subject to certain limitations, indemnity to its directors and officers against reasonable expenses actually incurred in defending litigation against them in their capacities as directors and officers. This indemnity to directors and officers is sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

Pursuant to section 23B.08.560 of the Act, the scope of the indemnification to the Registrant's directors and officers includes a right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement) actually incurred by any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Pursuant to the Registrant's Restated Articles of Incorporation, if the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. The Registrant's Restated Articles of Incorporation also implements section 23B.08.320 which permits a corporation to limit the personal liability of directors to the corporation or its shareholders for monetary damages. The Registrant may also indemnify and advance expenses under RCW 23B.08.510 through 23B.08.560 to an employee or agent of the corporation who is not a director to the same extent as to a director.

     The Registrant has obtained and maintains a standard form officers' and directors' liability insurance policy insuring its officers and directors against certain liabilities for certain acts or omissions while acting in their official capacity including liability under the Securities Act of 1933.

Item 7.  Not Applicable

Item 8.  Exhibits.

     Exhibit
     Number               Description
     -------              -----------

       5.1       Legality Opinion of Sandy D. McDade
       5.2       ERISA undertaking (See Item 9)
       23.1      Consent of Attorney (included in Exhibit 5.1)
       23.2      Consent of Arthur Andersen LLP
       24        Power of Attorney (see signature page)

Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)   To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933 as amended;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
     Statement;

provided, however, that paragraph (a)(1)(i) and (a)(1)(ii)
--------- --------
do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities
Act of 1933, as amended, each filing of the Registrant's annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act (and, each filing of the plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Registrant undertakes that it will submit the Plan to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS to qualify the Plan.

                         SIGNATURES.

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of King, State of Washington, on this 8th day of March, 1996.

                                   WEYERHAEUSER COMPANY


                                   By /s/ Sandy D. McDade
                                      -------------------
                                           Sandy D. McDade
                                           Secretary


                      POWER OF ATTORNEY
                      -----------------
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert C. Lane, Sandy D. McDade and Neal Sullins, and each of them, as true and lawful attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                      Title                            Date
----------------------------------------------------------------------------

 /s/ John W. Creighton, Jr.      President and                 March 8, 1996
-----------------------------   Chief Executive Officer
    John W. Creighton, Jr.


 /s/ William C. Stivers         Senior Vice President and      March 8, 1996
------------------------------   Chief Financial Officer
    William C. Stivers


 /s/ Kenneth J. Stancato         Vice President and            March 8, 1996
------------------------------      Controller
    Kenneth J. Stancato

     Signature                      Title                            Date
----------------------------------------------------------------------------

 /s/ William H. Clapp              Director                    March 8, 1996
-------------------------------
    William H. Clapp


/s/ W. John Driscoll               Director                    March 8, 1996
-------------------------------
   W. John Driscoll


 /s/ Don C. Frisbee                Director                    March 8, 1996
-------------------------------
    Don C. Frisbee


 /s/ Philip M. Hawley              Director                    March 8, 1996
-------------------------------
    Philip M. Hawley


 /s/ Martha R. Ingram              Director                    March 8, 1996
-------------------------------
     Martha R. Ingram


 /s/ John I. Kieckhefer            Director                    March 8, 1996
-------------------------------
    John I. Kieckhefer


 /s/ William D. Ruckelshaus        Director                    March 8, 1996
-------------------------------
    William D. Ruckelshaus


 /s/ Richard H. Sinkfield          Director                   March 8, 1996
-------------------------------
    Richard H. Sinkfield


 /s/ George H. Weyerhaeuser        Director                   March 8, 1996
-------------------------------
    George H. Weyerhaeuser

                      PLAN SIGNATURES.
                      ----------------

      Pursuant to the requirements of the Securities Act of 1933, as amended the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of King, State of Washington, on this 8th day of March, 1996.

                                   WEYERHAEUSER COMPANY
                                   401(K) AND PERFORMANCE SHARE
                                   PLAN


                                   By   /s/ W. C. Stivers
                                     ---------------------------
                                        W. C. Stivers
                                        Chairman, Retirement Committee

                      INDEX TO EXHIBITS

  Exhibit                                                   Sequentially
  Number                  Description                      Numbered Page
---------   --------------------------------------------   ---------------
   5.1      Legality Opinion of Sandy D. McDade                 10
   5.2      ERISA undertaking is contained in Item 9            4
   23.1     Consent of Attorney (included in
            opinion filed as Exhibit 5.1)                       10
   23.2     Consent of Arthur Andersen LLP                      12
    24      Power of Attorney (see signature page)              5

                         Exhibit 5.1

March 8, 1996



Re: Registration on Form S-8 of Shares of Common Stock, par value of $1.25 per share, of Weyerhaeuser Company.

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended (the "Act"), which is being filed with the Securities and Exchange Commission by Weyerhaeuser Company, a Washington corporation (the "Company") on or about March 8, 1996 (the "Registration Statement") relating to the registration of interests in the Weyerhaeuser Company 401(k) and Performance Share Plan (the "Plan") and related Weyerhaeuser Company Common Stock, which may be sold pursuant to the Plan. The shares of Common Stock issued pursuant to the plan may be either issued directly from the company or purchased on the open market. This opinion is limited to those shares of Common Stock which will be originally issued (the "Shares").

I have examined and am familiar with the Registration Statement, the plan and such documents and records of the Company and other documents as I have deemed necessary for the purpose of this opinion. In giving this opinion, I am assuming the authenticity of all instruments presented to me as originals, the conformity with originals of all instruments presented to me as copies and the genuineness of all signatures.

Based upon and subject to the foregoing and giving regard to legal considerations I deem relevant, I am of the opinion that the shares have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the issuance and sale thereof by the company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Sandy D. McDade

Sandy D. McDade
Secretary and
Senior Legal Counsel

                        Exhibit 23.2

          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
          -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 7, 1995 included (or incorporated by reference) in Weyerhaeuser Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1994, and to all references to our Firm included in this registration statement.




                                   ARTHUR ANDERSEN LLP


Seattle, Washington
March 8, 1996